Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Second Quarter 2015 Results

Revenue Increased 5.0 Percent to $310.2 Million

(10.8 Percent or $327.5 Million on a Constant Currency Basis);

Operating Income was $23.4 Million, 7.5 Percent of Revenue (7.6 Percent Non-GAAP);

Fully Diluted EPS was 30 Cents (34 Cents Non-GAAP)

Signed $100 Million in New Business

Reaffirms Outlook for Full Year 2015 Revenue and Operating Income

Denver, Colo., August 5, 2015 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the second quarter ended June 30, 2015. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended June 30, 2015.

“We had a strong first half of 2015 and are pleased with our continued revenue diversity and growth,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “Year-to-date, revenue, EBITDA, operating income, and bookings increased over the prior six-month period. We are also seeing increased adoption of our integrated capabilities, as evidenced by accelerated growth in our strategic Consulting, customer Technology and customer Growth segments, which contributed approximately 29 percent of total revenue in the second quarter of 2015.”

Tuchman continued, “The ability to build an emotional connection with customers is paramount to win in today’s disruptive and unforgiving experience economy.  Our managed services platform of consulting, analytics, technology and operations helps our clients succeed. Working as partners, we help our clients differentiate their brand with a simple and seamless customer experience, drive deeper engagement with insight-driven relevant interactions and ignite growth with sophisticated digital revenue generation capabilities.”

SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS

Revenue

•      Second quarter 2015 GAAP revenue increased 5.0 percent to $310.2 million compared to $295.5 million in the year ago quarter.

•      On a constant currency basis, revenue was $327.5 million, representing a 10.8 percent growth rate over the year ago period.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Income from Operations

•      Second quarter 2015 GAAP income from operations was $23.4 million or 7.5 percent of revenue compared to $20.7 million or 7.0 percent of revenue in the second quarter 2014.

•      Income from operations, adjusted for $0.2 million in restructuring charges, was $23.6 million or 7.6 percent of revenue. This compares to $21.3 million or 7.2 percent of revenue in the year ago quarter.

Earnings Per Share

•      Second quarter 2015 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 30 cents compared to 34 cents in the second quarter 2014.

•      Adjusted fully diluted earnings per share was 34 cents compared to 30 cents in the prior year.

Bookings

•      During the second quarter 2015, TeleTech signed an estimated $100 million in annualized contract value revenue from new and expanded client relationships. The bookings mix was diversified across all verticals with 92 percent from existing clients, 72 percent from emerging businesses, and 20 percent from clients based outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•      As of June 30, 2015, TeleTech had cash and cash equivalents of $93.8 million and $124.5 million of total debt, resulting in a net debt position of $30.7 million. Cash flow from operations, including stronger accounts receivable collections, aided liquidity.

•      As of June 30, 2015, TeleTech had approximately $385 million of additional borrowing capacity available under its revolving credit facility.

•      Cash flow from operations in the second quarter 2015 was $81.7 million compared to $18.1 million in the second quarter 2014.

•      Capital expenditures in the second quarter 2015 were $16.5 million compared to $19.4 million in the second quarter 2014.

•      TeleTech repurchased approximately 240 thousand shares of common stock during the second quarter 2015 for a total cost of $6.3 million. As of June 30, 2015, $24.6 million was authorized for future share repurchases.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•      In the second quarter 2015, the CMS segment revenue was $219.3 million, up 0.3 percent from $218.7 million in the year ago quarter. On a constant currency basis, revenue increased 7.0 percent relative to the same period last year.

•      Income from operations was $13.3 million or 6.1 percent compared to $16.5 million or 7.5 percent in the year ago quarter.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•      CGS second quarter 2015 revenue grew 5.9 percent to $30.6 million compared to $28.9 million in the year ago quarter. On a constant currency basis, revenue increased 10.5 percent versus the same period last year.

•      Income from operations was $2.1 million or 6.9 percent compared to $1.8 million or 6.3 percent in the prior year period.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•      CTS second quarter 2015 revenue grew 6.6 percent to $38.1 million compared to $35.7 million in the year ago quarter.

•      Income from operations was $3.3 million or 8.5 percent compared to $1.6 million or 4.5 percent in the year ago quarter.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•      CSS second quarter 2015 revenue increased 82.4 percent to $22.3 million from $12.2 million in the year ago quarter.

•      Income from operations was $4.7 million or 20.9 percent, up from 6.0 percent in the prior year period.

BUSINESS OUTLOOK

“Our financial performance in the first and second quarters of 2015 is in line with expectations,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “With three quarters of steady revenue growth, we are confident our investments are yielding positive returns.”

TeleTech reaffirms its 2015 guidance as follows:

Revenue — Year-over-year revenue growth estimated between $1.315 and $1.325 billion, reflecting an estimated four percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin estimated at 8.25 percent (before asset impairment, restructuring and acquisition-related charges), but including an incremental $10 million investment in sales and research and development.

Capital Expenditures — Estimated to be approximately six percent of revenue.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on August 6th, 2015 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech is a leading global customer engagement company.  Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 40,000 employees live by a set of customer focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue	$310,223	$295,490	$635,744	$597,711

Operating Expenses:
Cost of services	223,617	212,315	456,601	426,102
Selling, general and administrative	47,376	47,802	97,613	98,169
Depreciation and amortization	15,680	14,089	31,043	27,259
Restructuring charges, net	198	617	1,007	1,157
Impairment losses	—	—	—	—
Total operating expenses	286,871	274,823	586,264	552,687

Income From Operations	23,352	20,667	49,480	45,024

Other income (expense)	(18)	2,880	(1,706)	2,702

Income Before Income Taxes	23,334	23,547	47,774	47,726

Provision for income taxes	(7,841)	(5,417)	(12,246)	(8,293)

Net Income	15,493	18,130	35,528	39,433

Net income attributable to noncontrolling interest	(797)	(1,268)	(2,060)	(2,353)

Net Income Attributable to TeleTech Stockholders	$14,696	$16,862	$33,468	$37,080

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.30	$0.34	$0.69	$0.75

Diluted	$0.30	$0.34	$0.68	$0.73

Income From Operations Margin	7.5%	7.0%	7.8%	7.5%
Net Income Attributable to TeleTech Stockholders Margin	4.7%	5.7%	5.3%	6.2%
Effective Tax Rate	33.6%	23.0%	25.6%	17.4%

Weighted Average Shares Outstanding
Basic	48,325	49,351	48,347	49,696
Diluted	49,064	50,111	49,113	50,536

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue:
Customer Management Services	$219,316	$218,683	$462,325	$446,607
Customer Growth Services	30,570	28,875	56,526	57,780
Customer Technology Services	38,087	35,737	73,801	68,513
Customer Strategy Services	22,250	12,195	43,092	24,811
Total	$310,223	$295,490	$635,744	$597,711

Income From Operations:
Customer Management Services	$13,324	$16,493	$35,026	$37,316
Customer Growth Services	2,122	1,831	2,148	3,601
Customer Technology Services	3,250	1,616	5,259	1,927
Customer Strategy Services	4,656	727	7,047	2,180
Total	$23,352	$20,667	$49,480	$45,024

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$93,842	$77,316
Accounts receivable, net	259,833	276,432
Other current assets	90,979	91,735
Total current assets	444,654	445,483

Property and equipment, net	159,669	150,212
Other assets	258,882	256,780

Total assets	$863,205	$852,475

LIABILITIES AND EQUITY
Total current liabilities	$202,212	$198,631
Other long-term liabilities	202,012	187,780
Mandatorily redeemable noncontrolling interest	3,410	2,814
Total equity	455,571	463,250

Total liabilities and equity	$863,205	$852,475

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Reconciliation of Revenue:

Revenue	$310,223	$295,490	$635,744	$597,711
Changes due to foreign currency fluctuations (1)	17,266		26,796
Non-GAAP Revenue	$327,489	$295,490	$662,540	$597,711

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$14,696	$16,862	$33,468	$37,080
Interest income	(364)	(492)	(681)	(1,003)
Interest expense	1,676	1,861	3,374	3,551
Provision for income taxes	7,841	5,417	12,246	8,293
EBIT	$23,849	$23,648	$48,407	$47,921

Depreciation and amortization	15,680	14,089	31,043	27,259

EBITDA	$39,529	$37,737	$79,450	$75,180

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$15,493	$18,130	$35,528	$39,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,680	14,089	31,043	27,259
Other	50,520	(14,126)	18,942	(35,062)
Net cash provided by operating activities	81,693	18,093	85,513	31,630

Less - Total Capital Expenditures	16,467	19,388	29,505	34,483

Free Cash Flow	$65,226	$(1,295)	$56,008	$(2,853)

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$23,352	$20,667	$49,480	$45,024
Restructuring charges, net	198	617	1,007	1,157
Impairment losses	—	—	—	—

Non-GAAP Income from Operations	$23,550	$21,284	$50,487	$46,181

Non-GAAP Income from Operations Margin	7.6%	7.2%	7.6%	7.7%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$14,696	$16,862	$33,468	$37,080
Add: Asset impairment and restructuring charges, net of related taxes	143	399	640	746
Add: Changes in acquisition contingent consideration, net of related taxes	(500)	(2,416)	(455)	(2,416)
Add: Changes in valuation allowance and returns to provision adjustments	2,175	196	1,586	(1,777)

Non-GAAP Net Income Attributable to TeleTech stockholders	$16,514	$15,041	$35,239	$33,633

Diluted shares outstanding	49,064	50,111	49,113	50,536

Non-GAAP EPS Attributable to TeleTech stockholders	$0.34	$0.30	$0.72	$0.67

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$14,696	$16,862	$33,468	$37,080
Interest income	(364)	(492)	(681)	(1,003)
Interest expense	1,676	1,861	3,374	3,551
Provision for income taxes	7,841	5,417	12,246	8,293
Depreciation and amortization	15,680	14,089	31,043	27,259
Asset impairment and restructuring charges	198	617	1,007	1,157
Changes in acquisition contingent consideration	(545)	(3,961)	(503)	(3,961)
Equity-based compensation expenses	2,588	2,720	5,278	5,881

Non-GAAP EBITDA	$41,770	$37,113	$85,232	$78,257

(1) -  Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.